Exhibit 99.1

Zscaler Expects to Report Third-Quarter Results above Guidance; Raises Guidance for the Full-Year
Full Third-Quarter Earnings Results to be Released on Thursday, June 1, After the Close of the Market
SAN JOSE, Calif., May 8, 2023 - Zscaler, Inc. (NASDAQ: ZS), the leader in cloud security, today announced certain preliminary unaudited financial results for the third quarter of fiscal year 2023, ended April 30, 2023. All figures in this release are approximate due to the preliminary nature of the announcement.
"I am pleased to announce that our preliminary third quarter results exceeded the high end of our guidance range. We had a strong finish to the quarter as the high ROI of adopting the Zscaler Zero Trust Exchange™ platform continues to resonate with customers and prospects in this challenging macro environment,” said Jay Chaudhry, Chairman and CEO of Zscaler. “Our customer engagements are strong, and our platform continues to expand with innovations that solve our customers' real time IT challenges. We look forward to sharing more details on our upcoming earnings conference call."
Based on our preliminary review, we expect to report the following results for the third quarter ended April 30, 2023:

	Preliminary Results	Prior Guidance

Revenue	$415 million to $419 million	$396 million to $398 million
GAAP loss from operations	$59 million to $55 million	Not provided
Non-GAAP loss from operations	$60 million to $64 million	$55 million to $56 million
Based on our preliminary review, we also expect to report calculated billings of approximately $478 million to $482 million, an increase of approximately 38% to 39% year-over-year.
We expect full year fiscal 2023 results to exceed prior guidance:

	Updated Guidance	Prior Guidance

Revenue	$1,587 million to $1,591million	$1,558 million to $1,563 million
Calculated billings	$1,970 million to $1,974 million	$1,935 million to $1,945 million
Non-GAAP loss from operations (*)	$220 million to $224 million	$213 million to $215 million
(*) Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We have not reconciled our expectations for non-GAAP income from operations to its most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations is not available without unreasonable effort.

ZSCALER, INC.
Reconciliation of Preliminary GAAP to Preliminary Non-GAAP Financial Measures
(in millions)
(unaudited)
	Three Months Ended
	April 30, 2023
	Range of Preliminary Results

Revenue	$415	$419

Non-GAAP Income from Operations
GAAP loss from operations	$(59)	$(55)
Adjustments(1)	119	119
Non-GAAP income from operations	$60	$64

Calculated Billings
Revenue	$415	$419
Add: Total deferred revenue, end of period	1,175	1,175
Less: Total deferred revenue, beginning of period	(1,112)	(1,112)
Calculated billings	$478	$482

(1) Reflects the mid-point of the range of estimate of adjustments for stock-based compensation expense and related employer payroll taxes of approximately $111 million, amortization expense of acquired intangible assets of approximately $3 million, and restructuring and other charges of approximately $5 million.
Our preliminary results and guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges.
In the third quarter of fiscal 2023, we updated our definition of non-GAAP income from operations to include restructuring and other charges.
For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Preliminary Results
We are currently in the process of finalizing our full financial results for the quarter ended April 30, 2023 and applying our normal closing procedures and, therefore, the estimated revenues, non-GAAP operating income, and calculated billings presented above reflect various assumptions and estimates based only upon information available to us as of the date hereof. As a result, while we consider the preliminary amounts to be a reasonable estimate, it remains subject to change and actual results may differ due to developments or other information that may arise between now and the time the full financial results for the third quarter ended April 30, 2023 are finalized.

Earnings Conference Call and Webcast Information
Zscaler will release third quarter fiscal year 2023 earnings after the market close on Thursday, June 1, 2023. We will host an investor conference call that day at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the results.

Date:	Thursday, June 1, 2023
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link (https://register.vevent.com/register/BI6f383ee7eb99419bbaf4c735a7ddf66a). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the “Events & Presentations” section and select “Q3 2023 Zscaler Earnings Conference Call” to participate.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our updated financial outlook for the third quarter of fiscal 2023 and full year fiscal 2023. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, including the ongoing effects of inflation, geopolitical events and the COVID-19 pandemic on our business, operations and financial results and the economy in general; the uncertainty about the raising of the US federal government debt limit and the impact of a government default or shut-down; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2023 filed on March 8, 2023 and our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed on September 15, 2022, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (NASDAQ: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Media Relations Contact:
Natalia Wodecki
press@zscaler.com

Investor Relations Contact:
Bill Choi, CFA
ir@zscaler.com

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our preliminary non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Restructuring and other charges related to severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities are excluded because these fluctuate in amounts and frequency and are not reflective of our core business operating performance.
.
Non-GAAP Financial Measures
Non-GAAP Income from Operations. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. In the third quarter of fiscal 2023, we updated the definition of non-GAAP income from operations to include restructuring and other charges as defined in the preceding paragraph.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.